EXHIBIT 10.3


          FIRST ADDENDUM TO THE STOCK ESCROW AND SECURITY AGREEMENT

    BETWEEN D. RONALD ALLEN ("Allen") and INTEGRATED PERFORMANCE SYSTEMS,
                  Inc.("IPS") (collectively, "Transferors")

                                      &

  BRAD JACOBY ("Jacoby") and BEST CIRCUIT BOARDS, Inc.("BCB") (collectively,
                                "Transferees")

                              November 24, 2004

 ============================================================================

 The following Agreement is made and entered into this 24th day of November, 2004, by, between, and among Transferors Allen and IPS and Transferees Jacoby and BCB (sometimes collectively referred to as the "Parties").


 WHEREAS, Transferors and Transferees executed a "Stock Escrow and Security Agreement" on September 16, 2004, in which Transferors transferred all shares of common stock held in IPS by Allen or entities affiliated with Allen, into escrow as security for the payment of certain liabilities;

 WHEREAS, IPS and BCB executed an "Agreement and Plan of Merger" on October 22, 2004, and subsequently amended, in which BCB shall become a wholly owned subsidiary of IPS ("the Merger Transaction");

 WHEREAS, the Agreement and Plan of Merger provided for, in Section 7.2 therein, additions to the stock held in escrow pursuant to the Stock Escrow and Security Agreement;

 WHEREAS, both parties therefore wish to add to and modify certain provisions of the Stock Escrow and Security Agreement to reflect these subsequent agreements;

 THEREFORE, the parties to the above-referenced agreement hereby make the following changes to that agreement:

 S1. Incorporation Clause: The above and foregoing preambles are incorporated by reference as if fully set forth herein. Additionally, the Agreement and Plan of Merger, including all amendments and addendums thereto, is herein incorporated by reference as if fully set forth herein.

 S2.  "Article I:  Escrow Deposit" is hereby amended to read as follows:

 S1.01. Transferor Allen, contemporaneous with the closing of the Merger Transaction, shall deposit all certificated securities he may have in Integrated Performance Systems, Inc. (IPS) held as common stock with Escrow Agent to secure Transferors' obligations as described in S1.04 below and as supplemented by Article VII of the Agreement and Plan of Merger. The amount or value of the certificates transferred shall constitute the "Escrow Fund." By making such deposit, Transferor warrants that he has authority to pledge such securities, that such deposit does not violate any known agreements or covenants with any 3rd party, and that proper indorsement has been made on such securities, if necessary.

 Such securities are identified, in part, as follows:

      Certificate
      Held in the name of:  Associates Funding Group, Inc.
      Number of shares:  1,249,244 shares

      Certificate
      Held in the name of:  Associates Funding Group, Inc.
      Number of shares:  1,567,959 shares

      Certificate
      Held in the name of:  BC&Q Corp.
      Number of shares:  849,485 shares

      Certificate
      Held in the name of:  Winterstone Management, Inc.
      Number of shares:  905,244 shares

 Additional deposits shall include all common shares issued by IPS as a result of the conversion of Preferred shares of any series held by Allen or an entity in which Allen is a shareholder, partner, member, or other equity stakeholder, as well as shares issued by IPS to Landmark Lakes to be used as satisfaction of delinquent property taxes under the lease with C Gate Construction.


 S1.02. For the duration of this Agreement, all voting rights represented by stock transferred into the Escrow Fund pursuant to S1.01, as well as any other rights appurtenant to the ownership of such stock, shall be exercised by Transferee Brad Jacoby.

 S1.03. The assets in the Escrow Fund are to be retained by Gregory W. Mitchell, acting as Escrow Agent and Escrow Trustee pursuant to this Escrow Agreement. The assets (and any income which might be earned on them) may be disbursed from the Escrow Fund only in accordance with Article III or in accordance with Article VII of the Agreement and Plan of Merger.

 S1.04. The assets in the Escrow Fund shall be held as security against any and all past or future advances by Transferees in favor of Transferors, as well as all obligations described in the Agreement and Plan of Merger. Upon request, Transferee will provide Transferor an accounting of the unpaid obligations secured by the collateral in the Escrow Fund. A reasonable charge may be applied for such accounting.

 S1.05. Transferor Allen hereby acknowledges Transferees' security interest in the stock deposited into the Escrow Fund and waives any failure to perfect such security interest if later found by a court of law.

 S2. S2.02 of Article II: Duties of Escrow Agent is hereby amended to read as follows:

 S2.02. The Escrow Agent shall disburse part or all of the Escrow Fund only in accordance with Article III herein or as described in Article VII of the Agreement and Plan of Merger. All interest and other income earned, if any, on the Escrow Fund at the time of disbursement shall be distributed in the same proportion as the distribution of the Escrow Fund. On distribution of all the Escrow Fund, except as otherwise provided under Article IV below, this Escrow Agreement shall terminate.

 S3.  Article III is hereby amended to read as follows:

 S3.01. No disbursements shall be made from the Escrow Fund except as provided in this
 Article III or as provided in Article VII of the Agreement and Plan of Merger.

 S3.02. No disbursements shall be made from the Escrow Fund prior to either the closing of or the termination of the Merger Transaction (no matter which party is responsible for the termination).

 S3.03. Upon the closing or termination of the Merger Transaction and thereafter, Escrow Agent shall disburse to Transferees an amount representing the amount of funds advanced in favor of Transferors prior to the closing or termination as well as amounts described in Article VII of the Agreement and Plan of Merger. Transferees shall present documentation sufficient to substantiate that amount. Prior to disbursement, Transferors shall be given the opportunity to object to the amount as well as the opportunity to satisfy such amount in cash or other payment acceptable to Transferee.

 S3.04. Escrow Agent shall give notice to both Transferors and Transferees prior to making partial or complete disbursement of any amounts from the Escrow Fund pursuant to this Article III or pursuant to Article VII of the Agreement and Plan of Merger.

 S3.05. Unless otherwise agreed, any stock deposited into the Escrow Fund shall, upon disbursement, be valued at a price equal to that paid by institutional investors pursuant to the Capital Raise as described in the Agreement and Plan for Merger for purposes of satisfying advances or liabilities.

 S3.06. Prior to liquidation of any stock held in the Escrow Fund to be disbursed in accordance with this Article, Transferors shall be allowed to fund the disbursement in an equivalent amount of cash or other form of payment acceptable to Transferees.

 S3.07. Transferors shall pay Escrow Agent his customary fee for the performance of Escrow Agent's services for such time that any Escrow Funds remain in escrow and shall reimburse Escrow Agent for reasonable costs and expenses incurred in connection with the performance of the services. Escrow Agent shall have the authority to disburse an amount from the Escrow Fund to satisfy any unpaid amounts under this section at the time of termination of the Escrow Fund.

 S3.08. Upon satisfaction of all amounts advanced by Transferees to Transferors and upon satisfaction of the provisions of Article VII of the Agreement and Plan of Merger, the Escrow Fund shall be terminated pursuant to Article VII of the Agreement and Plan of Merger.



     The parties to this First Addendum To The Stock Escrow And Security Agreement have duly executed this Agreement on this the 24th day of November, 2004.


 /s/ D. Ronald Allen                /s/ Brad Jacoby
 ------------------------------     ------------------------------
 D. Ronald Allen                    Brad Jacoby
 On behalf of Transferors           On behalf of Transferees


 /s/ Gregory W. Mitchell
 ------------------------------
 Gregory W. Mitchell
 Escrow Agent and Trustee